BDO Seidman, LLP
Accountants and Consultants

1900 Avenue of the Stars 11th Floor
Los Angeles California 90067
Telephone: (310) 557-0300
Fax: (310) 557-1777

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Xcorporeal, Inc. (a Development Stage Company)
Los Angeles, California

We hereby consent to the incorporation by reference in the Xcorporeal, Inc. filing on Form 8-K of our report dated April 16, 2007 relating to the financial statements of Xcorporeal, Inc. (a Development Stage Company) appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006

BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California

October 12, 2007